Exhibit 10.2

2007 DIRECTOR PLAN OF

EXCO RESOURCES, INC.

1.             Purpose.  The purpose of this 2007 Director Plan of EXCO Resources, Inc. (the “Director Plan”) is (i) to attract to and retain at EXCO Resources, Inc., a Texas corporation (the “Company”), qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent, and (ii) to stimulate the active interest of these persons in the development and financial success of the Company by providing for stock ownership in the Company by such persons.

2.             Definitions.  Except as otherwise stated, all capitalized terms herein shall have the meanings assigned to such terms in the EXCO Resources, Inc. 2005 Long-Term Incentive Plan (the “Incentive Plan”).  In addition, the following terms shall have the meanings indicated:

(a)                                  “Director” shall mean a member of the Company’s Board of Directors.

(b)                                 “Director Fees” shall mean all fees payable to Directors (including their annual retainer for Board services and all fees paid for service on Board committees), as set from time to time by the Board, payable in four (4) equal quarterly amounts (each of such four (4) amounts being the “Quarterly Director Fees”) to each Director on the first business day following the end of each fiscal quarter beginning with the fiscal quarter ended December 31, 2006 (collectively, such payment dates being the “Quarterly Payment Dates”), which may be paid in cash or in Shares.

(c)                                  “Option” (when capitalized) shall mean any stock option described in Section 5 of this Director Plan.

(d)                                 “Quarterly Payment Dates” shall have the meaning set forth in Section 2(b).

(e)                                  “Share(s)” shall mean a share or shares of the Common Stock.

3.             Options.  Options described in Section 5 of this Director Plan shall be issued as Nonqualified Stock Options pursuant to the Incentive Plan and shall be subject to all of the terms and provisions thereof.  With respect to such Options, if there is a conflict between the terms of this Director Plan and the Incentive Plan, the terms of the Incentive Plan shall be given effect and the conflicting provisions hereof shall be disregarded.  If any Option granted hereunder shall terminate, expire, or be canceled or surrendered as to any Shares, such Shares shall thereafter be available for Awards under Article V of the Incentive Plan.

4.             Director Fees.  On each of the Quarterly Payment Dates, each Director shall, at the option of such Director (to be made once per year), receive either (a)  his or her Director Fees for such quarter in cash; (b) Shares with a fair market value equal to his or her Quarterly Director Fees; or (c) fifty percent (50%) of his or her Quarterly Director Fees in cash, and Shares with a fair market value equal to fifty percent (50%) of his or her Quarterly Director Fees.  For purposes of payment of the

Shares component of the Director Fees, (i) such Shares shall be issued as Other Awards pursuant to the Incentive Plan and shall be subject to all of the terms and provisions thereof, and (ii) the value of such Shares will be the Fair Market Value of the Shares on the first business day following the end of each fiscal quarter.  With respect to the Shares component of the Director Fees, if there is a conflict between the terms of this Director Plan and the Incentive Plan, the terms of the Incentive Plan shall be given effect and the conflicting provisions hereof shall be disregarded.

5.             Automatic Grant of Options.

(a)           An Option to purchase 50,000 Shares shall automatically be granted to each new Director (but not current Directors serving as of the date of adoption of this Director Plan) on a nondiscriminatory basis on the date such Director is initially elected or appointed a Director of the Company.

(b)           Options automatically granted to Directors pursuant to this Section 5 shall be in addition to the Director Fees or any other benefits with respect to the Director’s position with the Company or its Subsidiaries.

(c)           An Option shall vest in four (4) equal amounts of 12,500 Shares per year over four (4) years with the first 12,500 shares vesting upon grant.  The foregoing notwithstanding, no Shares subject to a Director’s Option shall vest in any fiscal year in which the Director attends less than seventy-five percent (75%) of the Board meetings held for that fiscal year; failure to attend the requisite number of meetings during a given fiscal year shall result in a forfeiture of the 12,500 Shares subject to the Option that were eligible to vest in that year.  In the event a Director ceases to serve as such for any reason, the unvested Shares subject to the Option shall be forfeited, and the Option shall only be exercisable for the number of Shares that vested prior to the Director ceasing to serve as a Director.

(d)           Except for the automatic grants of Options under subparagraph (a) of this Section 5 and the issuance of Shares to Directors under Section 4 above, no Options or Shares shall otherwise be granted hereunder, and the Board shall not have any discretion with respect to the grant of Options or issuance of Shares within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or any successor rule.

6.             Administration.

(a)           General Administration; Establishment of Committee.  Subject to the terms of this Section 6, the Director Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer this Director Plan (the “Committee”). The Committee shall consist of not fewer than two persons.  Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.  At any time there is no Committee to administer this Director Plan, any references in this Director Plan to the Committee shall be deemed to refer to the Board.

Membership on the Committee shall be limited to those members of the Board who are “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee directors” as defined in Rule 16b-3 promulgated under the 1934 Act.  The Committee shall select one of its members to act as its Chairman.  A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

(b)           Authority of the Committee.  The Committee, in its discretion, shall (i) interpret this Director Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of this Director Plan, and (iii) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of this Director Plan.  Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.  The Committee’s discretion set forth herein shall not be limited by any provision of this Director Plan, including any provision which by its terms is applicable notwithstanding any other provision of this Director Plan to the contrary.

The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under this Director Plan.  Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

(c)           Prohibition on Acceleration of Benefits.  Any Options, Shares or other compensation which constitutes deferred compensation under Section 409A of the Code shall not have the time or schedule of any payment thereunder accelerated, except as permitted under the guidance issued under Section 409A of the Code.

7.                                       Duration, Amendment and Termination.

(a)           Duration.  This Director Plan shall continue in effect until terminated in accordance with Section 7(b) or until such time as the Incentive Plan is terminated.

(b)           Amendment and Termination.  The Director Plan may be terminated or amended in any respect by resolution adopted by two-thirds of the Board.  Notwithstanding anything contained in this Director Plan to the contrary, unless required by law, no action contemplated or permitted by this Section 7(b) shall adversely affect any rights of Directors or obligations of the Company to Directors with respect to any Options, Shares or other compensation theretofore granted under this Director Plan without the consent of the affected Director.

(c)           Form of Amendment.  The form of any amendment or termination of the Director Plan shall be a written instrument signed by a duly authorized officer or officers of the Company, certifying that the amendment or termination has been approved by the Board.

8.             Successors.  Except as otherwise provided in the Incentive Plan with respect to Options and Shares, the terms and provisions of this Director Plan shall not be binding on any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company.

9.             Miscellaneous Provisions.

(a)           No Right to Continued Employment.  Neither this Director Plan, the Incentive Plan, nor any Options, Shares or other compensation granted thereunder shall confer upon any Director the right to continue to serve as a Director.

(b)           Indemnification of Board and Committee.  No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to this Director Plan, and all members of the Board and the Committee, each officer of the Company, and each employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

(c)           Effect of the Plan.  Neither the adoption of this Director Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted Options, Shares or other compensation or any other rights except as may be evidenced by this Director Plan, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

(d)           Compliance With Other Laws and Regulations.  Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Shares under any Options, Shares or other compensation if the issuance thereof would constitute a violation by the Director or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which Shares are quoted or traded (including without limitation Section 16 of the 1934 Act in the event the Shares should ever be registered under the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of Shares hereunder, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation.  The Director Plan, the Options, Shares or other compensation provided hereunder, and the obligation of the Company to sell and deliver Shares, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

(e)           Governing Law.  The validity, interpretation, construction and performance of this Director Plan shall in all respects be governed by the laws of the State of Texas.

(f)            Tax Requirements.  The Company shall have the right to deduct from all amounts paid in cash or other form in connection with this Director Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with the Options, Shares or other compensation provided hereunder.  The Company may, in its sole discretion, also require the Director receiving Shares issued hereunder to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Director’s income arising with respect to such Shares.  Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing Shares.  Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Director to the Company of Shares that the Director has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Option, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii).  The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Director.

(g)           Assignability.  Except as otherwise provided in the Incentive Plan solely with respect to Options, no Options or rights to receive Shares or other compensation provided hereunder may be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution

A copy of this Plan shall be kept on file in the office of the Company at 12377 Merit Drive, Suite 1700, Dallas, Texas, United States, or any successor location of the Company’s principal executive offices.

***************

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of November 8, 2006, by its Chairman and Chief Executive Officer and Secretary pursuant to prior action taken by the Board.

EXCO RESOURCES, INC.

	By:	/s/ Douglas H. Miller
Name: Douglas H. Miller
Title: Chairman and Chief Executive Officer

Attest:

/s/ William L. Boeing
William L. Boeing
Vice President, General Counsel and Secretary